Exhibit 99.1

CONTACT

James Mead

Chief Financial Officer

-and-

Heidi Gillette

Investor Relations

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

FIRST QUARTER 2013 FFO OF $1.16 PER SHARE AND EPS OF $0.21

PER SHARE

Financial and Operating Highlights

•                  First quarter FFO of $1.16 per diluted share.  Exclusive of items recognized in the first quarter, normalized FFO is $1.22 per diluted share compared to prior year FFO of $1.10 per diluted share.

•                  First quarter net income attributable to common stockholders of $0.21 per diluted share, inclusive of a gain on sale of $0.01 per diluted share, compared to prior year net income of $0.29 per diluted share, inclusive of gains on sale of $0.07 per diluted share.

•                  Combined same-store cash NOI increased 4.4 percent for the first quarter, an increase of $7.7 million over the first quarter of 2012.

•                  Signed 55 Manhattan office leases totaling 585,454 square feet during the first quarter, which provided for modest concessions of 2.2 months of free rent and $20.73 per square foot of tenant improvements.  The mark-to-market on replacement office leases signed in Manhattan was 0.7 percent higher in the first quarter than the previously fully escalated rents on the same office spaces.

•                  Signed 36 Suburban office leases totaling 305,916 square feet during the first quarter. The mark-to-market on replacement office leases signed in the Suburban portfolio was 0.8 percent higher in the first quarter than the previously fully escalated rents on the same office spaces.

Investing Highlights

•                  The Company sold a 50 percent interest in a mezzanine loan secured by interests in 5 Times Square, Manhattan, generating $57.8 million of proceeds to the Company, inclusive of $12.9 million of additional income, or $0.14 per diluted share.

•                  Arranged a $925.0 million bridge acquisition financing at 550 Madison Avenue, also known as the Sony Building.  The Company retained a $75.0 million junior mezzanine participation with a current yield of 17.3 percent.

•                  Acquired two vacant residential buildings in Williamsburg, Brooklyn for $54.9 million.  The properties are located above a retail condominium acquired by the Company in November 2010 and consist of 72 newly constructed apartment units and 12 townhouses.  Simultaneously, the joint venture closed on a $22.0 million, 5-year first mortgage loan which bears interest at 225 basis points over the 30-day LIBOR.

Financing Highlights

•                  Closed on a $900 million first mortgage refinancing of 1515 Broadway.  The new 12-year, 3.93 percent fixed rate mortgage financing replaces the former $775 million mortgage loan.  In conjunction with the refinancing the Company recorded a charge of $18.5 million, or $0.20 per diluted share.

Summary

New York, NY, April 23, 2013 — SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $109.2 million, or $1.16 per diluted share, for the quarter ended March 31, 2013, compared to $99.3 million, or $1.10 per diluted share, for the same quarter in 2012.  Exclusive of the items listed below, which were recognized in the first quarter, normalized FFO for the quarter ended March 31, 2013 is calculated as follows:

Per Diluted Share
Normalized FFO Reconciliation:
FFO (1)	$1.16
Charges related to 1515 Broadway refinancing	0.20
Gain on the sale of 50% interest in mezzanine investment	(0.14)
Normalized Funds From Operations (2)	$1.22

(1) See page 10 for a reconciliation of net income available to common stockholders to FFO.

(2) There were no similar items in the first quarter of 2012.

Net income attributable to common stockholders totaled $18.9 million, or $0.21 per diluted share, for the quarter ended March 31, 2013, compared to $25.3 million, or $0.29 per diluted share, for the same quarter in 2012.

Operating and Leasing Activity

For the first quarter of 2013, the Company reported revenues and operating income of $370.0 million and $195.8 million, respectively, compared to $339.1 million and $182.2 million, respectively, for the same period in 2012.

Same-store cash NOI on a combined basis increased by 4.4 percent to $181.7 million for the quarter ended March 31, 2013 as compared to the same period in 2012.  Consolidated property same-store cash NOI increased by 4.8 percent to $157.5 million and unconsolidated joint venture property same-store cash NOI increased 2.0 percent to $24.2 million.

Occupancy for the Company’s stabilized, same-store Manhattan portfolio at March 31, 2013 was 94.3 percent compared to 94.0 percent at March 31, 2012 and 94.3 percent at December 31, 2012.

During the quarter, the Company signed 55 office leases in its Manhattan portfolio totaling 585,454 square feet.  Twenty-seven leases totaling 122,780 square feet represented office leases that replaced previous vacancy, and 28 office leases comprising 462,674 square feet, which had been occupied within the prior twelve months, had average starting rents of $54.94 per rentable square foot, representing a 0.7 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the first quarter was 5.4 years and average tenant concessions were 2.2 months of free rent with a tenant improvement allowance of $20.73 per rentable square foot.

During the quarter, 536,101 square feet of office leases commenced in the Manhattan portfolio, 129,746 square feet of which represented office leases that replaced previous vacancy, and 406,355 square feet of which had been occupied within the prior twelve months, represented office leases that had average starting rents of $57.06 per rentable square foot, representing a 4.3 percent increase over the previously fully escalated rents on the same office spaces.

Occupancy for the Company’s Suburban portfolio was 80.2 percent at March 31, 2013, compared to 81.3 percent at December 31, 2012.

During the quarter, the Company signed 36 office leases in the Suburban portfolio totaling 305,916 square feet.  Twelve leases totaling 88,674 square feet represented office leases that replaced previous vacancy, and 24 office leases comprising 217,242 square feet, which had been occupied within the prior twelve months, had average starting rents of $30.04 per rentable square foot, representing a 0.8 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the first quarter was 8.3 years and average tenant concessions were 4.9 months of free rent with a tenant improvement allowance of $20.79 per rentable square foot.

During the quarter, 225,072 square feet of office leases commenced in the Suburban portfolio, 74,975 square feet of which represented office leases that replaced previous vacancy, and 150,097 square feet of which had been occupied within the prior twelve months, represented office leases that had average starting rents of $32.51 per rentable square foot, representing a 0.7 percent decrease over the previously fully escalated rents on the same office spaces.

Significant leases that were signed during the first quarter included:

•                  Early renewal and expansion on 150,865 square feet with Eisner, LLP for 3.3 years at 750 Third Avenue;

•                  New lease on 58,854 square feet with Viacom International, Inc. for 5.0 years at 1515 Broadway;

•                  Early renewal on 43,294 square feet with WPP Group USA, Inc. for 6.3 years at 100 Park Avenue;

•                  New lease on 30,030 square feet with The Federative Republic of Brazil for 10.3 years at 220 East 42nd Street;

•                  New lease on 67,145 square feet with Xylem Inc. for 10.8 years at 1100 King Street, Westchester County, NY; and

•                  Early renewal and expansion on 38,252 square feet with Kaufman Borgeest & Ryan LLP for 9.8 years at 200 Summit Lake Drive, Westchester County, NY.

Marketing, general and administrative, or MG&A, expenses for the quarter ended March 31, 2013 were $21.1 million, or 4.9 percent of total revenues including the Company’s share of joint venture revenue compared to $20.2 million, or 5.2 percent for the quarter ended March 31, 2012.

Real Estate Investment Activity

In March 2013, the Company, with a joint venture partner, acquired two vacant residential buildings in Williamsburg, Brooklyn for $54.9 million. The properties, which are above a retail condominium already owned by the Company, consist of 72 newly constructed apartment units and 12 townhouses. Simultaneously, the joint venture closed on a $22.0 million, 5-year first mortgage loan which bears interest at 225 basis points over the 30-day LIBOR.

Debt and Preferred Equity Investment Activity

The Company’s debt and preferred equity investment portfolio totaled $1.4 billion at March 31, 2013.  During the first quarter, the Company purchased and originated new debt and preferred equity investments totaling $198.9 million, inclusive of 550 Madison Avenue, all of which are collateralized by New York City commercial office properties, and recorded $121.4 million of principal reductions from investments that were sold or repaid. The debt and preferred equity investment portfolio had a weighted average maturity of 1.9 years as of March 31, 2013 and had a weighted average yield during the quarter ended March 31, 2013 of 10.6 percent.

During the first quarter the Company sold a 50 percent interest in a mezzanine loan secured by interests in 5 Times Square, Manhattan, generating $57.8 million of proceeds to the Company, inclusive of $12.9 million of additional income recorded in the first quarter.

Financing and Capital Activity

In February 2013, the Company closed on a $900 million first mortgage refinancing of 1515 Broadway.  The new 12-year, 3.93 percent fixed rate mortgage financing replaced the former $775 million mortgage loan.  The refinancing follows the April 2012 renewal by Viacom of 1.6 million square feet at the office tower through 2031.  In conjunction with the refinancing, the Company paid a prepayment penalty of $7.6 million, or $0.08 per diluted share, to the providers of the previous mortgage loan and recorded a non-recurring charge of $10.9 million, or $0.12 per diluted share, for unamortized deferred financing costs associated with the previous mortgage loan.

Dividends

During the first quarter of 2013, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.33 per share of common stock, which was paid on April 15, 2013 to stockholders of record on the close of business on April 1, 2013;

•                  $0.4766 per share on the Company’s Series C Preferred Stock for the period January 15, 2013 through and including April 14, 2013, which was paid on April 15, 2013 to stockholders of record on the close of business on April 1, 2013, and reflects the regular quarterly dividend which is the equivalent of annualized dividend of $1.9064 per share; and

•                  $0.40625 per share on the Company’s Series I Preferred Stock for the period January 15, 2013 through and including April 14, 2013, which was paid on April 15, 2013 to stockholders of record on the close of business on April 1, 2013, and reflects the regular quarterly dividend which is the equivalent of annualized dividend of $1.625 per share.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Wednesday, April 24, 2013 at 2:00 pm ET to discuss the financial results.

The supplemental package will be available prior to the quarterly conference call on the Company’s website, www.slgreen.com, under “Financial Reports” in the Investors section. The webcast and accompanying slide presentation from the Company’s annual investor conference also are available on the Company’s web site in the Investors section under “Event Calendar & Webcasts.”

The live conference will be webcast in listen-only mode on the Company’s website under “Event Calendar & Webcasts” in the Investors section and on Thomson’s StreetEvents Network. The conference may also be accessed by dialing 800 510.0219 Domestic or 617 614.3451 International, using pass-code “SL Green.”

A replay of the call will be available through May 2, 2013 by dialing 888.286.8010 Domestic or 617.801.6888 International, using pass-code 52297151.

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of March 31, 2013, SL Green owned interests in 89 Manhattan properties totaling 41.6 million square feet. This included ownership interests in 25 million square feet of commercial properties and debt and preferred equity investments secured by 13.8 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban assets totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with four development properties in the suburbs encompassing approximately 0.5 million square feet. The Company also has ownership interests in 31 properties totaling 4.5 million square feet in southern California.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212.594.2700.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, the strength of the commercial office real estate markets in the New York Metropolitan area, reduced demand for office space, unanticipated increases in financing and other costs, competitive market conditions, unanticipated administrative costs, divergent interests from or the financial condition of our joint venture partners, timing of leasing income, general and local economic conditions, interest rates, capital market conditions, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, environmental, regulatory and/or safety requirements, and other factors, all of which are beyond the Company’s control.  Additional information or factors that could affect the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues:
Rental revenue, net	$270,489	$260,762
Escalation and reimbursement	41,000	41,656
Investment and preferred equity income	52,708	26,338
Other income	5,774	10,377
Total revenues	369,971	339,133
Expenses:
Operating expenses (including approximately $4,150 (2013) and $3,471 (2012) paid to related parties)	73,633	73,254
Real estate taxes	53,688	51,480
Ground rent	10,990	8,806
Interest expense, net of interest income	81,336	80,137
Amortization of deferred financing costs	4,463	3,580
Depreciation and amortization	80,683	77,069
Loan loss and other investment reserves, net of recoveries	—	564
Transaction related costs	1,358	1,056
Marketing, general and administrative	21,067	20,196
Total expenses	327,218	316,142
Income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations	42,753	22,991
Equity in net income (loss) from unconsolidated joint ventures	5,073	(1,560)
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/ real estate	—	7,260
Gain (loss) on investment in marketable securities	(57)	—
Gain (loss) on early extinguishment of debt	(18,513)	—
Income from continuing operations	29,256	28,691
Net loss from discontinued operations	(32)	(161)
Gain on sale of discontinued operations	1,113	6,627
Net income	30,337	35,157
Net income attributable to noncontrolling interests in the operating partnership	(555)	(888)
Preferred unit distributions	(565)	(397)
Net (income) loss attributable to noncontrolling interests in other partnerships	(2,901)	(1,071)
Net income attributable to SL Green	26,316	32,801
Perpetual preferred stock dividends	(7,407)	(7,545)
Net income attributable to SL Green common stockholders	$18,909	$25,256

Earnings Per Share (EPS)
Net income per share (Basic)	$0.21	$0.29
Net income per share (Diluted)	$0.21	$0.29

Funds From Operations (FFO)
FFO per share (Basic)	$1.16	$1.11
FFO per share (Diluted)	$1.16	$1.10

Basic ownership interest
Weighted average REIT common shares for net income per share	91,399	86,744
Weighted average partnership units held by noncontrolling interests	2,687	3,048
Basic weighted average shares and units outstanding for FFO per share	94,086	89,792

Diluted ownership interest
Weighted average REIT common share and common share equivalents	91,615	87,125
Weighted average partnership units held by noncontrolling interests	2,687	3,048
Diluted weighted average shares and units outstanding	94,302	90,173

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$2,886,099	$2,886,099
Buildings and improvements	7,452,347	7,389,766
Building leasehold and improvements	1,346,481	1,346,748
Properties under capital lease	47,179	40,340
	11,732,106	11,662,953
Less accumulated depreciation	(1,461,775)	(1,393,323)
	10,270,331	10,269,630
Assets held for sale	—	4,901
Cash and cash equivalents	220,140	189,984
Restricted cash	130,233	136,071
Investment in marketable securities	22,994	21,429
Tenant and other receivables, net of allowance of $20,947 and $21,652 in 2013 and 2012, respectively	41,950	48,544
Related party receivables	11,133	7,531
Deferred rents receivable, net of allowance of $28,475 and $29,580 in 2013 and 2012, respectively	355,250	340,747
Debt and preferred equity investments, net of discount of $11,251 and $13,572 and allowance of $7,000 and $7,000 in 2013 and 2012, respectively	1,443,834	1,357,203
Investments in and advances to unconsolidated joint ventures	1,073,130	1,032,243
Deferred costs, net	252,018	261,145
Other assets	722,952	718,326
Total assets	$14,543,965	$14,387,754

Liabilities
Mortgages and other loans payable	$4,815,485	$4,615,464
Revolving credit facility	30,000	70,000
Term loan and senior unsecured notes	1,732,588	1,734,956
Accrued interest and other liabilities	73,666	73,769
Accounts payable and accrued expenses	143,812	159,598
Deferred revenue/gain	322,317	321,764
Capitalized lease obligation	43,404	37,518
Deferred land lease payable	19,750	20,897
Dividend and distributions payable	37,737	37,839
Security deposits	49,803	46,253
Liabilities related to assets held for sale	—	136
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,368,562	7,218,194

Commitments and contingencies	—	—
Noncontrolling interests in the operating partnership	220,174	212,907
Series G preferred units, $0.01 par value, $25.00 liquidation preference, 1,902 issued and outstanding at both March 31, 2013 and December 31,2012, respectively	47,550	47,550
Series H preferred units, $0.01 par value, $25.00 liquidation preference, 80 issued and outstanding at both March 31, 2013 and December 31, 2012, respectively	2,000	2,000

Equity
SL Green Realty Corp. stockholders’ equity
Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 7,700 issued and outstanding at both March 31, 2013 and December 31, 2012, respectively	180,340	180,340
Series I perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both March 31, 2013 and December 31, 2012, respectively	221,932	221,965
Common stock, $0.01 par value 160,000 shares authorized, 95,201and 94,896 issued and outstanding at March 31, 2013 and December 31, 2012, respectively (inclusive of 3,646 shares held in Treasury at both March 31, 2013 and December 31, 2012, respectively)	953	950
Additional paid-in capital	4,697,528	4,667,900
Treasury stock-at cost	(322,858)	(322,858)
Accumulated other comprehensive loss	(26,117)	(29,587)
Retained earnings	1,665,468	1,701,092
Total SL Green Realty Corp. stockholders’ equity	6,417,246	6,419,802
Noncontrolling interests in other partnerships	488,433	487,301
Total equity	6,905,679	6,907,103
Total liabilities and equity	$14,543,965	$14,387,754

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
FFO Reconciliation:
Net income attributable to common stockholders	$18,909	$25,256
Add:
Depreciation and amortization	80,683	77,069
Discontinued operations depreciation adjustments	7	14
Joint venture depreciation and noncontrolling interest adjustments	7,527	9,141
Net income attributable to noncontrolling interests	3,456	1,959
Less:
Gain on sale of discontinued operations	1,113	6,627
Equity in net gain (loss) on sale of joint venture interest	—	7,260
Depreciation on non-rental real estate assets	245	267
Funds from Operations	$109,224	$99,285

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2013	2012	2013	2012	2013	2012
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations	$42,753	$22,991	$	$

Equity in net income (loss) from joint ventures	5,073	(1,560)	5,073	(1,560)
Depreciation and amortization	80,683	77,069	16,012	16,056
Interest expense, net of interest income	81,336	80,137	19,542	23,420
Amortization of deferred financing costs	4,463	3,580	2,362	627
Gain (loss) on early extinguishment of debt	(18,513)	—	—	—
Operating income	$195,795	$182,217	$42,989	$38,543

Marketing, general & administrative expense	21,067	20,196	—	—
Net operating income from discontinued operations	(26)	545	—	—
Loan loss and other investment reserves, net of recoveries	—	564	—	—
Transaction related costs	1,358	1,056	—	161

Non-building revenue	(53,152)	(30,890)	(3,661)	(3,635)
Equity in net (income) loss from joint ventures	(5,073)	1,560	—	—
(Gain) loss on early extinguishment of debt	18,513	—	—	—
Net operating income (NOI)	178,482	175,248	39,328	35,069	$217,810	$210,317

Net operating income from discontinued operations	26	(545)	—	—	26	(545)
NOI from other properties/affiliates	(6,417)	(4,941)	(13,538)	(10,255)	(19,955)	(15,196)
Same-Store NOI	$172,091	$169,762	$25,790	$24,814	$197,881	$194,576

Ground lease straight-line adjustment	1,888	172	—	—	1,888	172

Straight-line and free rent	(13,279)	(17,470)	(1,132)	(740)	(14,411)	(18,210)
Rental income — FAS 141	(3,168)	(2,125)	(491)	(375)	(3,659)	(2,500)
Same-store cash NOI	$157,532	$150,339	$24,167	$23,699	$181,699	$174,038

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	March 31,
	2013	2012
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	24,282	23,757
Portfolio percentage leased at end of period	94.2%	93.9%
Same-Store percentage leased at end of period	94.3%	94.0%
Number of properties in operation	36	33

Office square feet where leases commenced during quarter (rentable)	536,101	734,218
Average mark-to-market percentage-office	4.3%	31.4%
Average starting cash rent per rentable square foot-office	$57.06	$69.81

(1)  Includes wholly-owned and joint venture properties.